EXHIBIT 10.7
SECURED PROMISSORY NOTE

Date of Issuance:
$300,000	February 12, 2010

FOR VALUE RECEIVED, GEMINI MASTER FUND, LTD., a Caymans Islands corporation (the “Company”), hereby promises to pay AETHLON MEDICAL, INC. (the “Lender”), the principal sum of Three Hundred Thousand Dollars ($300,000.00) (the “Principal Amount”), plus interest calculated pursuant to Section 1 below.  Unless earlier paid under the terms hereof, the principal and accrued interest shall be due and payable by the Company on demand by the Lender at any time after April 1, 2011 (the “Maturity Date”).

This Secured Promissory Note (the “Promissory Note”) is issued in connection with that certain Securities Purchase Agreement between the parties hereto, dated as of the date hereof (the “Purchase Agreement”), and initially capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

1.   Interest.  The Company promises to pay interest to Lender at the rate of five percent (5%) per annum, simple interest, on the outstanding principal amount of this Promissory Note, which interest shall be calculated from the date of this Promissory Note, until the date on which all amounts due and payable on this Promissory Note are paid in full or this Promissory Note is otherwise cancelled (the “Payoff Date”).  Interest hereunder shall be paid on a monthly basis, commencing on the 15th date of the month following the month of issuance of this Promissory Note.  All accrued and unpaid interest shall be due and payable on the Payoff Date.  All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Nothing contained in this Promissory Note shall require the Company at any time to pay interest at a rate exceeding the maximum rate allowable under applicable law and any payments in excess of such maximum shall be refunded to the Company or credited to reduce the principal amount hereunder.

2.   Payment.  All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal.  Prepayment of principal, in part or in full, together with accrued interest, may be made from time to time in the sole discretion of the Company without the Lender’s consent.  Any amounts payable hereunder, either pursuant to Section 3 below, at maturity or otherwise, may be paid, at the election of the Company, by reducing the outstanding balance under the Note (as defined in the Purchase Agreement) by such amount.  Without limiting the foregoing, if an Event of Default (as defined in the Note) occurs under the Note, the Company may offset any amounts due under the Note from the balance outstanding under this Promissory Note.

3.   Prepayment Obligation.  Notwithstanding the option of the Company to prepay any portion of this Promissory Note, as set forth in Section 2 hereof, the Company shall prepay, on a monthly basis beginning on the first business day of the seventh (7th) full calendar month after the Closing Date (each date referred to herein as the “Periodic Prepayment Date”), an amount of principal equal to not less than One Hundred Thousand Dollars ($100,000.00) (or such lesser amount that equals the remaining outstanding principal and accrued and unpaid interest under this Promissory Note), with the amount, if any, in excess of such sum to be determined by and in the sole and absolute discretion of the Company, until all principal and accrued and unpaid interest under this Promissory Note has been paid, subject to the satisfaction of each of the following conditions on each Periodic Prepayment Date:

3.1   The Company may immediately sell all of the Cash Conversion Shares pursuant to Rule 144, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission  having substantially the same effect as such Rule, where “Cash Conversion Shares” shall mean any and all Conversion Shares (as defined in the Note) issued or issuable upon conversion of such portion of the Note which has been effectively paid for in cash (either upon the Closing Date or pursuant to prepayments or repayments hereunder);

3.2   No Event of Default (as defined in the Note) of a material nature has occurred and is continuing under the Note;

3.3   The average VWAP for every period of ten consecutive Trading Days during the term of this Promissory Note shall not be less than $0.20 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like); and

3.4   The Lender shall have honored all conversion requests under the Note within the applicable time period set forth in the Note.

The amount of any such prepayment made by the Company under the terms of this Section 3 (each such prepayment referred to herein as a “Periodic Prepayment”) shall be credited first to Costs, if any, then to accrued interest due and payable under this Promissory Note and the remainder applied to principal.  Any prepayment made by the Company under this Promissory Note in excess of any otherwise required Periodic Prepayment may be applied to any future required Periodic Prepayment at the option of the Company, subject to the sole and absolute discretion of the Company.  In the event that the Company fails to deliver any Periodic Prepayment that is otherwise required under the terms of this Section 3, the Lender’s sole and exclusive remedy shall be limited to the Interest Rate being increased by 0.25 percentage points per Periodic Prepayment required under this Section 3 that is not paid by the Company to the Lender, provided however, that in no event shall the Interest Rate exceed an amount equal to twelve and one-half percent (12.5%).  In no event shall any failure by the Company to pay any Periodic Prepayment required hereunder give any right to the Lender to collect upon the Collateral or otherwise collect any outstanding sums under this Promissory Note.

4.   Recourse.  Each party hereto accepts and agrees that this Promissory Note is a full recourse promissory note and that subject to the terms of this Promissory Note, Lender may exercise any and all remedies available to it under the terms of this Promissory Note and under law.

5.   Security Interest.

5.1           To secure the payment and performance of the Company’s obligations under this Promissory Note, provided however that any obligations of the Company to prepay any amounts under this Promissory Note pursuant to Section 3 are not so secured, the Company hereby grants to Lender a security interest in the Company’s entire right, title, and interest in and to all of the following, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):

(a)   all accounts, accounts receivable, contract rights, rights to payment, letters of credit, documents, securities, promissory notes, debentures, money, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to the Company, however evidenced; and

(b)   all products and proceeds, including insurance proceeds, of any and all of the foregoing.

Notwithstanding the foregoing, no security interest is granted in any contract rights if such grant causes a default enforceable under applicable law or if a third party has the right enforceable under applicable law to terminate the Company’s rights under or with respect to any such contract and such third party has exercised such right of termination.  The Company represents and covenants that the Collateral has, and shall at all times so long as this Note is outstanding have, a fair market value greater than $1 million (without consideration of the value of the Note or Conversion Shares).  The Company represents and warrants that it has full authority to grant the foregoing security interest and that no consent or approval of any third party is required for the granting of the security interest. The Company represents and warrants that notwithstanding Section 14, the provisions of this Section 5.1 are sufficient to grant a security interest under the laws of the Cayman Islands and that such grant is enforceable against the Company under the laws of the Cayman Islands and that no other corporate or governmental action is required to vest in favor of Lender a security interest in the Collateral.

5.2   The security interest on the Collateral granted by this Promissory Note shall continue and remain in effect until terminated pursuant to subsection 5.4 below.

5.3   The Company shall execute any further documents reasonably requested by Lender, which are necessary or appropriate to perfect Lender’s security interest in the Collateral.

5.4    Upon the Payoff Date, the security interest granted pursuant to this Section 5 shall terminate, and Lender shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to Lender hereunder.

5.5   So long as an Event of Default does not exist, the Company shall have the right to possess the Collateral, manage its property and sell its inventory in the ordinary course of business.

6.   Event of Default.  An “Event of Default” shall exist under this Promissory Note upon the happening of a failure of the Company to pay the outstanding Principal Amount and all other outstanding sums under this Promissory Note, including accrued and unpaid interest thereon, on the Maturity Date, provided that such sums have not previously been paid, at the Company’s sole option, prior to the Maturity Date, which failure is not cured within 15 days after the Company’s receipt of written notice thereof sent by Lender to the Company.  Any failure by the Company to pay any Periodic Prepayment that may otherwise be due under this Promissory Note shall not be an Event of Default under this Promissory Note.  Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of California or afforded by other applicable law.

7.    [Intentionally omitted.]

8.   Amendments and Waivers; Cure Period.  This Promissory Note may not be amended without the prior written consent of each of the Company and the Lender.  Any waiver by the Company or the Lender of a breach of any provision of this Promissory Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Promissory Note.  The failure of the Company or the Lender to insist upon strict adherence to any term of this Promissory Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Promissory Note.  Any waiver by the Company or the Lender must be in writing.  Any amendment or waiver effected in accordance with this Section 8 shall be binding upon Lender and Lender’s successors and assigns.  Any party to this Promissory Note shall have a cure period of not less than thirty (30) days after receipt of written notice of any alleged breach or default (except as may otherwise be provided for a payment default) under the terms of this Promissory Note to cure such alleged breach or default.

9.   Transmittal of Notices.  Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

If to the Lender, to:
AETHLON MEDICAL, INC.
8910 University Center Lane, Suite 660
San Diego, CA 92122
Attn: James A. Joyce, CEO
Facsimile: (858) 272-2738

If to the Company, to:

GEMINI MASTER FUND, LTD.
c/o Gemini Strategies, LLC
135 Liverpool Drive, Suite C
Cardiff, California 92007
Fax:  (858) 509-8808

Each of the Lender or the Company may change the foregoing address by notice given pursuant to this Section 9.

10.   Successors and Assigns.  This Promissory Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto.  Neither the Lender nor the Company may assign its rights under this Promissory Note without the written consent of the other party to this Promissory Note, provided, however, that the Company may assign its obligations under this Promissory Note to any Affiliate of the Company in the sole and absolute discretion of the Company, without any prior consent by the Lender, provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Promissory Note including the granting of a security interest in such Affiliate's assets in accordance with the terms of Section 5.1.  Upon any such transfer of this Promissory Note by the Company or the Lender, the Lender shall, upon notice, surrender this Promissory Note to the Company for reissuance of a new note to the transferee.  Any transfer of this Promissory Note may be effected only pursuant to the terms hereof and by surrender of this Promissory Note to the Company and reissuance of a new note to the transferee.  The Lender and any subsequent holder of this Promissory Note receives this Promissory Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

11.   Officers and Directors Not Liable.  In no event shall any officer or director or affiliate of the Company be liable for any amounts due and payable pursuant to this Promissory Note.

12.   Expenses.  Should any party hereto employ an attorney for the purpose of enforcing or construing this Promissory Note, or any judgment based on this Promissory Note, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not (collectively, “Costs”), and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

13.   Remedies Not Waived.  No course of dealing between the parties hereto or any delay in exercising any rights hereunder shall operate as a waiver by such party.

14.   Governing Law.  This Promissory Note shall be governed by and construed under the laws of the State of California as applied to other instruments made by California residents to be performed entirely within the State of California.  With respect to any suit, action or proceedings relating to this Promissory Note, each of the Lender and the Company irrevocably submits to the exclusive jurisdiction of the courts of the State of California sitting in San Diego and the United States District Court located in the City of San Diego and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Subject to applicable law, each of the Company and the Lender agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Promissory Note shall be conclusive and may be enforced in any other jurisdiction within the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of the indebtedness, or by such other means provided by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has duly caused this Promissory Note to be executed and delivered on the date first above written.

GEMINI MASTER FUND, LTD.
By: GEMINI STRATEGIES, LLC, as investment manager

By:  /s/ Steven Winters
Steven Winters, Managing Member